UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
      Pursuant to Section 13 OR15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) : June 19th, 2000

                                     [LOGO]

                              SENTRY BUILDERS CORP.
             (Exact Name of Registrant as specified in its charter)

                                     0-30974
                             Commission File Number

       Delaware                                             11-2159633
(State or other jurisdiction of                          (I.R.S. Employer
 Incorporation or organization)                          Identification No.)

       38 Hartman Hill Road                                   11743
       Huntington, New York                                 (Zip Code)
(Address of principal executive offices)

                  Registrants Telephone Number: (631) 367-7450
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Section 2 - Financial Information
Item 2.01 Completion of Acquisition or Disposition of Assets

On June 19th, 2000, Sentry Builders Corp. (the "company" or "Sentry") was granted as sublicensee an exclusive right and sublicense in the entire world to use, in any manner, U.S. Patent Nos. 4,711,876; 4.788057; 5,116,814; South
African Patent No. 87/7170; Canadian Patent Application Serial Number. 553,702, PCT Application No. US 87/02488, U.S. Application Serial No. 07/698/198; and European Application No. 8790662604 by Immunology Research Corp. The issuance occurred pursuant to the terms of a Sublicense Agreement made and entered into as of June 19th, 2000 by and between Immunology Research Corp., a Deleware Corporation with stockholders Salvatore Catapano (60%shareholder) and Richard Melius (40% Shareholder) and Sentry. Pursuant to the terms of the Sublicense Agreement, the Company acquired a sublicense for the treatment of Auto-immune diseases with the use of the Patented Use Protocol in exchange for 60,000 shares of Sentry.

Sentry now holds an exclusive world-wide right to market and use in any way a Patented FDA approved treatment for all auto-immune maladies. A few examples include Cancer, AIDS, Psoriasis, and Chronic Fatigue Syndrome (Epstein Bar Virus). Sentry will in the near future issue a limited sublicense to Universal Medical Innovations Inc., a New Jersey Corporation (or a comparable company) as a vehicle to put in place treatment centers, licensed physicians, and all other necessary elements to begin presenting the protocol to the world. Sentry will purchase all of the outstanding shares to Universal Medical Innovations Inc. prior to any licensing agreements.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 1, 2004


                                          By: /s/ Richard Melius
                                              --------------------------
                                              President